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Filed Pursuant to Rule 424(b)(7)
Registration No.: 333-221728

Subject to completion, dated May 17, 2018

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these shares and the selling stockholders are not soliciting offers to buy these shares in any jurisdiction where the offer or sale is not permitted.

Preliminary prospectus supplement
To prospectus dated December 12, 2017

7,211,813 shares

Common stock

This is a public offering of common stock of Boot Barn Holdings, Inc. The selling stockholders named in this prospectus supplement, some of whom are certain of our directors, officers and other affiliates, are selling 7,211,813 shares of our common stock, and we will not receive any proceeds from the sale of the shares by the selling stockholders.

Our common stock is listed on the New York Stock Exchange (the "NYSE") under the symbol "BOOT". On May 16, 2018, the last reported sale price of our common stock on the NYSE was $24.52 per share.

The underwriters have agreed to purchase shares of common stock from the selling stockholders at a price of $              per share, which will result in $              of aggregate proceeds to the selling stockholders before expenses. The underwriters may offer and sell or otherwise dispose of the common stock from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. See "Underwriting" for more information about how the underwriters may sell or otherwise dispose of their shares of common stock. We have agreed to pay for certain expenses related to the offering on behalf of the selling stockholders.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and therefore have elected to comply with certain reduced public company reporting requirements. See "Prospectus supplement summary—Implications of being an emerging growth company".

Investing in our common stock involves risks. See "Risk factors" beginning on page S-7 of this prospectus supplement and page 13 of our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, filed with the Securities and Exchange Commission (the "SEC") on May 16, 2018 (our "Form 10-K").

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares to purchasers on or about                           , 2018 through the book entry facilities of The Depository Trust Company.

J.P. Morgan	Jefferies

Prospectus Supplement dated                           , 2018

Prospectus supplement

Prospectus

This document has two parts, a prospectus supplement and an accompanying prospectus dated December 12, 2017. This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the SEC. Under the shelf registration process, the selling stockholders may offer and sell, from time to time, shares of our common stock in one or more offerings.

The accompanying prospectus provides you with a general description of the common stock. This prospectus supplement contains specific information about the terms of this offering of shares of common stock by the selling stockholders named in this prospectus supplement.

This prospectus supplement may also add to, update or change information contained in the accompanying prospectus or in any documents that we have incorporated by reference into the accompanying prospectus and, accordingly, to the extent inconsistent, information in the accompanying prospectus is superseded by the information in this prospectus supplement.

This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. The registration statement filed with the SEC includes or incorporates by reference exhibits that provide more details about the matters discussed in this prospectus

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supplement and the accompanying prospectus. You should carefully read this prospectus supplement, the accompanying prospectus and the related exhibits filed with the SEC, together with the additional information described herein and in the accompanying prospectus under the headings "Where you can find more information" and "Incorporation of documents by reference".

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus filed with the SEC. Neither we, the selling stockholders nor the underwriters have authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus filed with the SEC. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give to you. The selling stockholders are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. You should assume that information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate only as of the date on the front of this prospectus supplement or as of the date of the document incorporated by reference, as applicable, regardless of the time of delivery of this prospectus supplement or any free writing prospectus, or of any sale of our common stock.

For investors outside of the U.S.: neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the U.S. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the U.S.

Special note regarding forward-looking statements

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this annual report are forward-looking statements. Forward- looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "might", "will", "could", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. We believe the risks attending any forward-looking statements include, but are not limited to, those described under "Risk factors" and include, among other things:

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risks related to levels of consumer spending and economic conditions;

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risks related to our ability to maintain and enhance a strong brand image and compete effectively;

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risks related to conditions in the foreign countries in which our products are manufactured and other risks of international trade;

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risks related to our growth, including opening new stores in new and existing geographic markets;

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risks related to our distribution model;

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risks related to our dependence on third-party suppliers;

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risks related to our exclusive product offerings;

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risks related to retention of our key executive management and other talent required for our business, as well as costs related to wage and benefits;

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risks related to our indebtedness;

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risks related to our management information systems;

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risks relating to our e-commerce business;

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risks relating to the seasonality of our business;

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risks relating to celebrity endorsements of our products;

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risks related to intellectual property; and

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litigation costs and the outcomes of litigation.

We derive many of our forward-looking statements from our current operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. For these reasons, we caution readers not to place undue reliance on these forward-looking statements.

See the sections entitled "Risk factors" beginning on page S-7 of this prospectus supplement and page 13 of our Form 10-K for a more complete discussion of the risks and uncertainties mentioned above and for a discussion of other risks and uncertainties. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus supplement, the accompanying prospectus and in our other SEC filings and public communications. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.

We caution you that the risks and uncertainties identified by us may not be all of the factors that are important to you. Furthermore, the forward-looking statements included in this prospectus supplement are made only as of the date hereof. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

Basis of presentation

We operate on a fiscal calendar that results in a 52- or 53-week fiscal year ending on the last Saturday of March, unless April 1 is a Saturday, in which case the fiscal year ends April 1. For ease of reference, we identify our fiscal year in this prospectus supplement by reference to the calendar year in which the fiscal

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year ends. This prospectus supplement contains references to fiscal 2016, fiscal 2017 and fiscal 2018, which represent our fiscal years ended March 26, 2016, April 1, 2017 and March 31, 2018, respectively. Fiscal 2016 and fiscal 2018 were 52-week periods; fiscal 2017 was a 53-week period. In a 52-week fiscal year, each quarter includes thirteen weeks of operations; in a 53-week fiscal year, the first, second and third quarters each include thirteen weeks of operations and the fourth quarter includes fourteen weeks of operations. Each quarter ends on the last Saturday of the 13-week period (or the 14-week period in a 53-week fiscal year).

As used in this prospectus supplement "GAAP" means U.S. generally accepted accounting principles.

Amounts presented in this prospectus supplement in millions are approximations of the actual amounts in that they have been rounded to the nearest one decimal place.

Unless the context requires otherwise, references in this prospectus supplement to "Boot Barn", the "Company", "we", "us" and "our" refer to Boot Barn Holdings, Inc. and its consolidated subsidiaries.

Trademarks and trade names

This prospectus supplement and the accompanying prospectus include our trademarks and trade names, such as "Boot Barn" and the names of our private brands, which are protected under applicable intellectual property laws and are our property. This prospectus supplement also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus supplement and the accompanying prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of any applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties' trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

Industry and market data

Unless otherwise indicated, statements contained or incorporated by reference in this prospectus supplement concerning our industry and the markets in which we operate, including our general expectations and competitive position, business opportunity and market size, growth and share, are based on information from independent industry organizations and other third-party sources (including industry publications, surveys and forecasts), data from our internal research and management estimates. Management estimates are derived from publicly available information and the information and data referred to above, and are based on assumptions and calculations made by us based upon our interpretation of such information and data, and on our knowledge of our industry and the categories in which we operate, which we believe to be reasonable. Furthermore, the information and data referred to above are imprecise and may prove to be inaccurate because the information cannot always be verified with complete certainty due to the limitations on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. However, we are responsible for all of the disclosure in this prospectus supplement and believe it to be reasonable. Projections, assumptions, expectations, beliefs and estimates regarding our industry and the categories in which we operate and our future performance are also necessarily subject to risk and change based on various

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factors, including those discussed in the sections entitled "Risk factors" of this prospectus supplement and our Form 10-K.

Statements contained or incorporated by reference in this prospectus supplement regarding our competitive position, business opportunity and market size, growth and share in the U.S. are based on data that may not account for certain retailers. However, we believe that this data is a reasonable approximation of all relevant retailers, and we have no reason to believe that the inclusion of additional retailers in the data collection process would materially change the conclusions that we have drawn from this data. In addition, statements contained or incorporated by reference in this prospectus supplement regarding the characteristics and preferences of our customers are based on internal analyses of our customers that have not been independently verified. A broader sampling of our customers and different methodologies, among other variables, could lead to different results; however, we know of no better methodology for estimation, nor do we have any reason to believe that our consideration of additional or different survey data would materially change the conclusions that we have drawn from these surveys.

Same store sales

The term "same store sales" refers to net sales from stores that have been open at least 13 full fiscal months as of the end of the current reporting period, although we include or exclude stores from our calculation of same store sales in accordance with the following additional criteria:

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stores that are closed for five or fewer days in any fiscal month are included in same store sales;

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stores that are closed temporarily, but for more than five days in any fiscal month, are excluded from same store sales beginning in the fiscal month in which the temporary closure begins until the first full month of operation once the store re-opens;

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stores that are closed temporarily and relocated within their respective trade areas are included in same store sales;

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stores that are permanently closed are excluded from same store sales beginning in the month preceding closure; and

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acquired stores are added to same store sales beginning on the later of (a) the applicable acquisition date and (b) the first day of the first fiscal month after the store has been open for at least 13 full fiscal months regardless of whether the store has been operated under our management or predecessor management.

If the criteria described above are met, then all net sales of an acquired store, excluding those net sales before our acquisition of that store, are included for the period presented. However, when an acquired store is included for the period presented, the net sales of such acquired store for periods before its acquisition are included (to the extent relevant) for purposes of calculating "same store sales growth" and illustrating the comparison between the applicable periods. Pre-acquisition net sales numbers are derived from the books and records of the acquired company, as prepared prior to the acquisition, and have not been independently verified by us.

In addition to retail store sales, same store sales also includes e-commerce sales, e-commerce shipping and handling revenue and actual retail store or e-commerce sales returns. We exclude gift card escheatment, provision for sales returns and estimated future loyalty award redemptions from sales in our calculation of net sales per store. Beginning on September 11, 2017, the date of acquisition, sales from the four acquired

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Wood's Boots stores have been included in same store sales. Sales as a result of an e-commerce asset acquisition, such as Country Outfitter, are excluded from same store sales until the 13th full fiscal month subsequent to the Company's acquisition of such assets.

Measuring the change in year-over-year same store sales allows us to evaluate how our store base is performing. Numerous factors affect our same store sales, including:

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national and regional economic trends;
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our ability to identify and respond effectively to regional consumer preferences;
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changes in our product mix;
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changes in pricing;
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competition;
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changes in the timing of promotional and advertising efforts;
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holidays or seasonal periods; and
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weather.

We use the term "same store sales growth" to refer to the percentage change in our same store sales as compared to the prior comparable period. We believe that same store sales and same store sales growth provide investors with helpful information about our operating performance.

Opening new stores is an important part of our growth strategy, and we anticipate that a percentage of our net sales in the near future will come from stores not included in our same store sales calculation. Accordingly, same store sales are only one measure we use to assess the success of our business and growth strategy. Some of our competitors and other retailers may calculate "same" or "comparable" store sales differently than we do. As a result, data contained in or incorporated by reference in this prospectus supplement regarding our same store sales may not be comparable to similar data made available by other retailers.

Non-GAAP financial measures

EBITDA, Adjusted EBITDA and Adjusted EBIT are financial measures that are not calculated in accordance with GAAP. We define EBITDA as net income (loss) adjusted to exclude income tax expense (benefit), net interest expense and depreciation and intangible asset amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude certain non-cash expenses, such as stock-based compensation and the non-cash accrual for future award redemptions, and other costs and expenses that are not directly related to our operations, including acquisition-related expenses, acquisition-related integration costs, amortization of inventory fair value adjustment, loss on disposal of assets and contract termination costs from store closures, store impairment charges and secondary offering costs. Similar to Adjusted EBITDA, Adjusted EBIT excludes the aforementioned adjustments while maintaining the impact of depreciation and amortization on our financial results. In this prospectus supplement, including information incorporated by reference, we present these non-GAAP measures together with a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBIT to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP. See "Prospectus supplement summary—Summary consolidated financial and other data".

We include EBITDA, Adjusted EBITDA and Adjusted EBIT in this prospectus supplement because they are important financial measures that our management, board of directors and lenders use to assess our operating performance. We use EBITDA, Adjusted EBITDA and Adjusted EBIT as key performance measures because we believe that they facilitate operating performance comparisons from period to period by

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excluding potential differences primarily caused by the impact of variations from period to period in tax positions, interest expense and depreciation and amortization, as well as, in the case of Adjusted EBITDA and Adjusted EBIT, excluding non-cash expenses, such as non-cash stock-based compensation and the non-cash accrual for future award redemptions, and unusual or non-recurring costs and expenses that are not directly related to our operations, including acquisition expenses, acquisition-related integration and reorganization costs, amortization of inventory fair value adjustment, loss on disposal of assets and contract termination costs from store closures, secondary offering costs and other unusual or non-recurring expenses. Because EBITDA, Adjusted EBITDA and Adjusted EBIT facilitate internal comparisons of our historical operating performance on a more consistent basis, we also use EBITDA, Adjusted EBITDA and Adjusted EBIT (or some variations thereof) for business planning purposes, in calculating covenant compliance for our credit facilities, in determining incentive compensation for members of our management and in evaluating acquisition opportunities. In addition, we believe that EBITDA, Adjusted EBITDA and Adjusted EBIT and similar measures are widely used by investors, securities analysts, ratings agencies and other parties in evaluating companies in our industry as a measure of financial performance and debt-service capabilities.

Our use of EBITDA, Adjusted EBITDA and Adjusted EBIT has limitations as an analytical tool. Some of these limitations are:

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none of EBITDA, Adjusted EBITDA and Adjusted EBIT reflects income tax expense or the cash requirements to pay our taxes;

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none of EBITDA, Adjusted EBITDA and Adjusted EBIT reflects our cash expenditures for capital equipment, leasehold improvements or other contractual commitments;

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although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflects capital expenditure requirements for such replacements;

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none of EBITDA, Adjusted EBITDA and Adjusted EBIT reflects the interest expense or the cash requirements necessary to service interest or principal payments under our credit facilities; and

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none of EBITDA, Adjusted EBITDA and Adjusted EBIT reflects changes in, or cash requirements for, our working capital needs.

EBITDA, Adjusted EBITDA and Adjusted EBIT should not be considered in isolation or as alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Given that EBITDA, Adjusted EBITDA and Adjusted EBIT are measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our EBITDA, Adjusted EBITDA and Adjusted EBIT may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate EBITDA, Adjusted EBITDA and Adjusted EBIT in a different manner than we calculate these measures.

In evaluating EBITDA, Adjusted EBITDA and Adjusted EBIT, you should be aware that in the future we may or may not incur expenses similar to some of the adjustments in this presentation. Our presentation of EBITDA, Adjusted EBITDA and Adjusted EBIT does not imply that our future results will be unaffected by these expenses or any unusual or non-recurring items. When evaluating our performance, you should consider EBITDA, Adjusted EBITDA and Adjusted EBIT alongside other financial performance measures, including our net income and other GAAP results, and not rely on any single financial measure.

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Prospectus supplement summary

This summary highlights information contained elsewhere in this prospectus supplement or incorporated by reference into this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the sections entitled "Risk factors" of this prospectus supplement, our Form 10-K and our consolidated financial statements and related notes included in our Form 10-K and incorporated by reference herein.

Our company

We are the largest lifestyle retail chain devoted to western and work-related footwear, apparel and accessories in the U.S. With 226 stores in 31 states as of March 31, 2018, we have approximately three times as many stores as our nearest direct competitor that sells primarily western and work wear, and believe we have the potential to double our domestic store base. Our stores, which are typically freestanding or located in strip centers, average 11,400 square feet and feature a comprehensive assortment of brands and styles, coupled with attentive, knowledgeable store associates.

Our product offering is anchored by an extensive selection of western and work boots and is complemented by a wide assortment of coordinating apparel and accessories. Many of the items that we offer are basics or necessities for our customers' daily lives and typically represent enduring styles that are not meaningfully impacted by changing fashion trends. Accordingly, approximately 70% of our store inventory is kept in stock through automated replenishment programs. The vast majority of our merchandise in stores, on bootbarn.com and countryoutfitter.com is sold at full price and is not subject to typical inventory markdowns. Sheplers E-commerce is more promotional and offers a greater assortment of products at discounted prices. Our boot selection, which comprises approximately one-third of each store's selling square footage space, is merchandised on self-service fixtures with western boots arranged by size and work boots arranged by brand. This allows us to display the full breadth of our inventory and deliver a convenient shopping experience. We also carry market-leading assortments of denim, western shirts, cowboy hats, belts and belt buckles, western-style jewelry and accessories. Our western assortment includes many of the industry's most sought-after brands, such as Ariat, Dan Post, Justin, Lucchese, Miss Me, Montana Silversmiths, Stetson, Resistol and Wrangler. Our work assortment includes rugged footwear, outerwear, overalls, denim and shirts for the most physically demanding jobs where durability, performance and protection matter, including safety-toe boots and flame-resistant and high-visibility clothing. Among the top work brands sold in our stores are Carhartt, Georgia Boot, Timberland Pro and Wolverine. Our merchandise is also available on our e-commerce websites, www.bootbarn.com, www.sheplers.com and www.countryoutfitter.com.

Our corporate information

Our principal executive offices are located at 15345 Barranca Parkway, Irvine, California, 92618 and our telephone number is (949) 453-4400. Our website address is www.bootbarn.com. Except as expressly stated herein, the information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus, or in deciding whether to purchase our common stock. See "Incorporation of documents by reference".

Implications of being an emerging growth company

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the "JOBS Act". We will remain an emerging growth company until the earlier of (1) the last day of our fiscal year (a) following October 29, 2019 (the fifth anniversary of the completion of our initial public offering), (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of the last business day of our most recently completed second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the prior three-year period.

An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

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exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002, which we refer to as the "Sarbanes-Oxley Act", requiring that an independent registered public accounting firm provide an attestation report on the effectiveness of our internal controls over financial reporting;

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exemption from the "say on pay" and "say on golden parachute" advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act, which we refer to as the "Dodd-Frank Act";

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exemption from certain disclosure requirements of the Dodd-Frank Act relating to compensation of our executive officers and permission to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934, as amended, which we refer to as the "Exchange Act"; and

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permission to provide a reduced level of disclosure concerning executive compensation and exemption from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor's report on the financial statements.

We cannot predict if investors will find our common stock less attractive, or if taking advantage of these exemptions would result in less active trading or more volatility in the price of our common stock.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, which we refer to as the "Securities Act", for complying with new or revised accounting standards. However, we have chosen to "opt out" of such extended transition period, and as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

The offering

Common stock offered by the selling stockholders	7,211,813 shares
Common stock outstanding before this offering	27,476,196 shares
Common stock to be outstanding immediately after this offering (giving effect to the exercise of 190,042 stock options by certain selling stockholders)	27,666,238 shares
Use of proceeds
The selling stockholders will receive all of the proceeds, after deducting underwriting discounts, from this offering. We will not receive any proceeds from this offering. Certain of the selling stockholders will exercise stock options to purchase all or a portion of the shares they are offering hereby. The proceeds we receive from these stock option exercises will be used by us for general corporate purposes.
Risk factors
See "Risk factors" on page S-7 and page 13 of our Form 10-K and the other information contained or incorporated by reference in this prospectus supplement for a discussion of factors you should carefully consider before you decide to invest in our common stock.
Listing and symbol	Our common stock is listed on the NYSE, under the symbol "BOOT".

In connection with this offering, certain of the selling stockholders will exercise 190,042 stock options to acquire 190,042 newly-issued shares of common stock to be sold in this offering.

The number of shares outstanding immediately after this offering is based on 27,476,196 shares of common stock outstanding as of May 16, 2018 and the shares of common stock to be issued and outstanding upon the exercise of the stock options referred to above, and excludes:

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1,155,521 shares of our common stock issuable upon the exercise of options outstanding under our 2014 Equity Incentive Plan at a weighted average exercise price of $12.11;

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740,316 shares of our common stock issuable upon the exercise of options outstanding under our 2011 Equity Incentive Plan at a weighted average exercise price of $8.54; and

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221,218 shares of our common stock issuable upon the vesting of restricted stock units outstanding under our 2014 Equity Incentive Plan.

Summary consolidated financial and other data

The following tables summarize our consolidated financial and other data as of and for the periods indicated. We have derived the summary consolidated statement of operations data for the fiscal years ended March 31, 2018, April 1, 2017 and March 26, 2016, and the consolidated balance sheet data as of March 31, 2018 and April 1, 2017 from the audited consolidated financial statements included in our Form 10-K and incorporated by reference herein.

You should read the following summary consolidated financial and other data together with the section entitled "Capitalization" of this prospectus supplement and the sections entitled "Management's discussion and analysis of financial condition and results of operations" and the consolidated financial statements, condensed consolidated financial statements and related notes included in our Form 10-K, and incorporated by reference herein.

(in thousands, except per share and selected store data)	Year ended March 31, 2018	Year ended April 1, 2017(1)	Year ended March 26, 2016(1)

Consolidated Statement of Operations Data:
Net sales	$677,949	$629,816	$569,020
Cost of goods sold	470,034	439,930	396,317
Amortization of inventory fair value adjustment	—	—	(500)

Total cost of goods sold	470,034	439,930	395,817

Gross profit	207,915	189,886	173,203
Operating expenses:
Selling, general and administrative expenses	161,660	152,068	142,078
Acquisition-related expenses(2)	—	—	891

Total operating expenses	161,660	152,068	142,969

Income from operations	46,255	37,818	30,234
Interest expense, net	15,076	14,699	12,923

Income before income taxes	31,179	23,119	17,311
Income tax expense	2,300	8,922	7,443

Net income	28,879	14,197	9,868

(in thousands, except per share and selected store data)	Year ended March 31, 2018	Year ended April 1, 2017(1)	Year ended March 26, 2016(1)

Net income per share:
Basic shares	$1.08	$0.54	$0.38
Diluted shares	$1.05	$0.53	$0.37
Weighted average shares outstanding:
Basic shares	26,744	26,459	26,170
Diluted shares	27,528	26,939	26,955
Other Financial Data (unaudited):
EBITDA(3)	$63,383	$54,528	$44,250
Adjusted EBITDA(3)	$66,030	$59,167	$59,554
Adjusted EBIT(3)	$48,902	$42,457	$45,538
Capital expenditures	$24,418	$22,293	$36,127
Selected Store Data (unaudited):
Same Store Sales growth/(decline)	5.2%	0.3%	(0.1)%
Stores operating at end of period	226	219	208
Total retail store square footage, end of period (in thousands)	2,578	2,494	2,389
Average store square footage, end of period	11,407	11,389	11,488
Average net sales per store (in thousands)(4)	$2,438	$2,330	$2,312

(in thousands)	March 31, 2018	April 1, 2017

Consolidated Balance Sheet Data:
Cash and cash equivalents	$9,016	$8,035
Working capital(5)	102,119	102,803
Total assets	587,941	565,581
Total debt, net	204,206	225,853
Stockholders' equity	214,606	179,909

(1)    We operate on a fiscal calendar that results in a 52- or 53-week fiscal year ending on the last Saturday of March unless April 1 is a Saturday, in which case the fiscal year ends on April 1. In a 52-week fiscal year, each quarter includes 13 weeks of operations; in a 53-week fiscal year, the first, second and third quarters each include 13 weeks of operations and the fourth quarter includes 14 weeks of operations. The data presented contains references to fiscal 2018, fiscal 2017 and fiscal 2016, which represent our fiscal years ended March 31, 2018, April 1, 2017 and March 26, 2016, respectively. Fiscal 2017 was a 53-week period and fiscal 2018 and 2016 were each 52-week periods. The data includes the activities of Sheplers from June 2015, its date of acquisition.

(2)    Represents costs incurred in connection with the acquisition of Sheplers.

(3)    EBITDA, Adjusted EBITDA and Adjusted EBIT are financial measures that are not calculated in accordance with GAAP. We define EBITDA as net income adjusted to exclude income tax expense, net interest expense and depreciation and intangible asset amortization. We define Adjusted EBITDA as EBITDA adjusted to exclude certain non-cash expenses, such as stock-based compensation and the non-cash accrual for future award redemptions, and other costs and expenses that are not directly related to our operations, including acquisition-related expenses, acquisition-related integration costs, amortization of inventory fair value adjustment, loss on disposal of assets and contract termination costs from store closures, store impairment charges and secondary offering costs. Similar to Adjusted EBITDA, Adjusted EBIT excludes the aforementioned adjustments while maintaining the impact of depreciation and amortization on our financial results. We include EBITDA, Adjusted EBITDA and Adjusted EBIT in this prospectus supplement because they are important financial measures used by our management, board of directors and lenders to assess our operating performance. See "Non-GAAP financial measures" for more information about management's use of these measures and why we consider them to be important. EBITDA, Adjusted EBITDA and Adjusted EBIT should not be considered in isolation or as alternatives to net income or any other measure of financial performance calculated and presented in accordance with GAAP. Given that EBITDA, Adjusted EBITDA and Adjusted EBIT are measures not deemed to be in accordance with GAAP and are susceptible to varying calculations, our EBITDA, Adjusted EBITDA and Adjusted EBIT may not be comparable to similarly titled measures of other companies, including companies in our industry, because other companies may calculate EBITDA, Adjusted EBITDA and Adjusted EBIT in a different manner than we calculate these measures. Our use of EBITDA, Adjusted EBITDA and Adjusted EBIT has limitations as an analytical tool. See "Non-GAAP financial measures" at the beginning of this prospectus supplement for examples of such limitations. The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBIT to our net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, for each of the periods indicated:

(in thousands)	Year ended March 31, 2018	Year ended April 1, 2017	Year ended March 26, 2016

EBITDA Reconciliation (Unaudited):
Net income	$28,879	$14,197	$9,868
Income tax expense	2,300	8,922	7,443
Interest expense, net	15,076	14,699	12,923
Depreciation and intangible asset amortization	17,128	16,710	14,016

EBITDA	63,383	54,528	44,250
Non-cash stock-based compensation(a)	2,248	3,023	2,881
Non-cash accrual for future award redemptions(b)	(230)	85	4
Acquisition-related expenses(c)	—	—	891
Acquisition-related integration costs(d)	—	—	10,338
Amortization of inventory fair value adjustment(e)	—	—	(500)
Loss on disposal of assets and contract termination costs(f)	252	367	1,373
Store impairment charge(g)	83	1,164	—
Secondary offering costs(h)	294	—	317

Adjusted EBITDA	$66,030	$59,167	$59,554

Depreciation and intangible asset amortization	(17,128)	(16,710)	(14,016)

Adjusted EBIT	$48,902	$42,457	$45,538

(a)    Represents non-cash compensation expenses related to stock options, restricted stock awards and restricted stock units granted to certain of our employees and directors.

(b)   Represents the non-cash accrual for future award redemptions in connection with our customer loyalty program.

(c)    Includes direct costs and fees related to the acquisition of Sheplers, which we acquired in June 2015.

(d)   Represents certain store integration, remerchandising, inventory obsolescence and corporate consolidation costs incurred in connection with the integration of Sheplers, which we acquired in June 2015. Fiscal 2016 includes an adjustment to normalize the gross margin impact of sales of discontinued inventory from Sheplers, which was sold at a discount or written off. The adjustment assumes such inventory was sold at Sheplers' normalized margin rate.

(e)    Represents the amortization of purchase-accounting adjustments that adjusted the value of inventory acquired to its fair value.

(f)    Represents loss on disposal of assets and contract termination costs from store closures and unused office and warehouse space.

(g)    Represents store impairment charges recorded in order to reduce the carrying amount of the assets to their estimated fair values.

(h)   Represents professional fees and expenses incurred in connection with a secondary offering conducted in January 2018 and a Form S-1 Registration Statement filed in July 2015 and withdrawn in November 2015.

(4)   Average net sales per store are calculated by dividing net sales for the applicable period by the number of stores operating at the end of the period. For the purpose of calculating net sales per store, e-commerce sales and certain other revenues are excluded from net sales.

(5)    Working capital is calculated as current assets, excluding cash and cash equivalents, minus current liabilities, excluding the current portion of debt under our credit facilities.

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in the section entitled "Risk factors" in our Form 10-K, which is incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our common stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment.

Use of proceeds

The selling stockholders named in this prospectus supplement, some of whom are certain of our directors, officers and other affiliates, are offering all of the shares of common stock offered hereby. See "Selling stockholders". We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. Certain of the selling stockholders will exercise stock options to purchase all or a portion of the shares they are offering hereby. The proceeds we receive from these stock option exercises will be used by us for general corporate purposes. We have agreed to pay the expenses of the selling stockholders related to this offering other than underwriting discounts and commissions.

Price range of our common stock

Our common stock has been listed on the NYSE under the symbol "BOOT" since October 30, 2014. Prior to that date, there was no established public trading market for our common stock. The following table sets forth the range of high and low sales price on the NYSE of our common stock for the periods indicated, as reported in the consolidated transaction reporting system. Such quotations represent interdealer prices without retail markdown or commission, and may not necessarily represent actual transactions.

Fiscal 2019	Low	High

Quarter to Date (April 1, 2018 to May 16, 2018)	$16.71	$26.25

Fiscal 2018	Low	High

Fourth Quarter (December 31, 2017 to March 31, 2018)	$16.32	$20.31
Third Quarter (October 1, 2017 to December 30, 2017)	$7.37	$17.68
Second Quarter (July 2, 2017 to September 30, 2017)	$6.10	$9.74
First Quarter (April 2, 2017 to July 1, 2017)	$5.90	$11.17

Fiscal 2017	Low	High

Fourth Quarter (December 25, 2016 to April 1, 2017)	$8.81	$13.91
Third Quarter (September 25, 2016 to December 24, 2016)	$10.59	$17.26
Second Quarter (June 26, 2016 to September 24, 2016)	$7.84	$13.11
First Quarter (March 27, 2016 to June 25, 2016)	$5.59	$10.10

Fiscal 2016	Low	High

Fourth Quarter (December 27, 2015 to March 26, 2016)	$5.20	$13.09
Third Quarter (September 27, 2015 to December 26, 2015)	$9.11	$18.74
Second Quarter (June 28, 2015 to September 26, 2015)	$17.55	$34.43
First Quarter (March 29, 2015 to June 27, 2015)	$21.80	$31.59

On May 16, 2018, the closing price per share of our common stock on the NYSE was $24.52. As of May 16, 2018, there were 21 holders of record of our common stock. The number of holders of record is based upon the actual number of holders registered at such date and does not include holders of shares in "street name" or persons, partnerships, associates, corporations or other entities in security position listings maintained by depositories.

Capitalization

The table below sets forth our cash and cash equivalents and capitalization as of March 31, 2018.

You should read the information in this table together with "Management's discussion and analysis of financial condition and results of operations" and our consolidated financial statements, condensed consolidated financial statements and accompanying notes included in our Form 10-K and incorporated by reference herein.

In connection with this offering, certain of the selling stockholders will exercise 190,042 stock options to acquire 190,042 newly-issued shares of common stock to be sold in this offering.

(in thousands)	March 31, 2018

Cash and cash equivalents	$9,016

Long-term debt (including current portion):
ABL Revolving credit facility	$21,006
Term loan facility, net	183,200
Capitalized lease obligations	7,824

Total debt	212,030

Stockholders' equity:
Common stock, $0.0001 par value; March 31, 2018—100,000 shares authorized, 27,331 shares issued	3
Preferred stock, $0.0001 par value; 10,000 shares authorized, no shares issued or outstanding	—
Additional paid-in capital	148,127
Retained earnings	66,670
Less: Common stock held in treasury, at cost, 31 shares at March 31, 2018	(194)

Total stockholders' equity	214,606

Total capitalization	$426,636

Selling stockholders

The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of May 17, 2018 by each selling stockholder.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of our common stock subject to options currently exercisable or exercisable within 60 days of May 17, 2018, including options to acquire 190,042 shares that will be exercised by certain of the selling stockholders in connection with this offering and shares of our common stock issuable upon the vesting of restricted stock units within 60 days of May 17, 2018, are deemed outstanding for calculating the percentage of outstanding shares of the person holding these options, but are not deemed outstanding for calculating the percentage of any other person. Percentage of beneficial ownership is based upon the 27,476,196 shares of our common stock outstanding as of May 17, 2018. To our knowledge, except as set forth in the footnotes to this table and subject to community property laws where applicable, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name. Except as otherwise indicated, the address of each of the persons in this table is: c/o Boot Barn Holdings, Inc., 15345 Barranca Parkway, Irvine, California, 92618.

	Shares beneficially owned prior to this offering			Shares beneficially owned after this offering
			Number of shares being offered
	Number	Percentage		Number	Percentage

FS Equity Partners VI, L.P.(1)	6,735,648	24.5%	6,735,648	0	0%
FS Affiliates VI, L.P.(2)	286,123	1.0%	286,123	0	0%
Peter Starrett(3)	285,460	1.0%	150,042	135,418	*
Greg Bettinelli(4)	60,773	*	40,000	20,773	*

(1)    FS Equity Partners VI, L.P., or FSEP VI, is the holder of record of the 6,735,648 indicated shares. By virtue of being the general partner of FSEP VI, FS Capital Partners VI, LLC has sole voting and dispositive power of the 6,735,648 shares held by FSEP VI. By virtue of being the managing members of FS Capital Partners VI, LLC, Brad J. Brutocao, Bradford M. Freeman, Benjamin D. Geiger, Todd W. Halloran, Jon D. Ralph, John M. Roth, J. Frederick Simmons, Ronald P. Spogli and William M. Wardlaw may be deemed to have shared voting and dispositive power with respect to the shares of Common Stock held by FSEP VI. Messrs. Brutocao, Freeman, Geiger, Halloran, Ralph, Roth, Simmons, Spogli and Wardlaw have disclaimed beneficial ownership of the shares of Common Stock held by FSEP VI except to the extent of their pecuniary interest in the shares. The business address of FSEP VI and FS Capital Partners VI, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, CA 90025.

(2)    FS Affiliates VI, L.P., or FS Affiliates, is the holder of record of the 286,123 indicated shares. By virtue of being the general partner of FS Affiliates, FS Capital Partners VI, LLC has sole voting and dispositive power of the 286,123 shares held by FS Affiliates. By virtue of being the managing members of FS Capital Partners VI, LLC, Brad J. Brutocao, Bradford M. Freeman, Benjamin D. Geiger, Todd W. Halloran, Jon D. Ralph, John M. Roth, J. Frederick Simmons, Ronald P. Spogli and William M. Wardlaw may be deemed to have shared voting and dispositive power with respect to the shares of Common Stock held by FS Affiliates. Messrs. Brutocao, Freeman, Geiger, Halloran, Ralph, Roth, Simmons, Spogli and Wardlaw have disclaimed beneficial ownership of the shares of Common Stock held by FS Affiliates except to the extent of their pecuniary interest in the shares. The business address of FS Affiliates and FS Capital Partners VI, LLC is c/o Freeman Spogli & Co., 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, CA 90025.

(3)    The indicated shares consist of (i) 55,967 shares held of record by the Starrett Family Trust, dated April 11, 1999, (ii) 224,767 shares subject to outstanding options which are exercisable within 60 days of May 17, 2018 and (iii) 4,726 shares of common stock issuable upon the vesting of restricted stock units. In addition, Mr. Starrett is exercising options to purchase 150,042 shares and is selling such shares in this offering.

(4)   The indicated shares consist of (i) 4,726 shares of common stock issuable upon the vesting of restricted stock units and (ii) 56,047 shares subject to outstanding options which are exercisable within 60 days of May 17, 2018. Mr. Bettinelli is exercising options to purchase 40,000 shares and is selling such shares in this offering.

Underwriting

The selling stockholders are offering the shares of common stock described in this prospectus supplement to a number of underwriters. We and the selling stockholders have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, the selling stockholders have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from the selling stockholders, the number of shares of common stock listed next to its name in the following table at a price of $              per share, which will result in $              of aggregate proceeds to the selling stockholders:

Name	Number of shares

J.P. Morgan Securities LLC	5,048,269
Jefferies LLC	2,163,544

Total	7,211,813

The underwriters are committed to purchase all the common shares offered by the selling stockholders if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriter may also be increased or the offering may be terminated.

The underwriters may offer and sell or otherwise dispose of the common stock from time to time in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. In connection with the sale of the common stock offered hereby, the underwriters may be deemed to have received compensation in the form of an underwriting discount. The underwriters may effect such transactions by selling shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriter or purchasers of shares for whom they may act as agents or to whom they may sell as principal. Sales of shares made outside of the U.S. may be made by affiliates of the underwriters. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees, legal and accounting expenses and transfer agent and registrar expenses, but excluding the underwriting discounts and commissions, will be approximately $              . We have agreed to pay for all of these expenses on behalf of the selling stockholders.

A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters participating in the offering. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations.

We have agreed that we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of the underwriters for a period of 30 days after the date of this prospectus supplement, other than the shares of our common stock to be sold hereunder and any shares of our common stock issued upon the exercise of options granted under our existing management incentive plans.

Our executive officers and directors and the selling stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons or entities, with limited exceptions, for a period of 30 days after the date of this prospectus supplement, may not, without the prior written consent of the underwriters, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including without limitation, common stock or such other securities which may be deemed to be beneficially owned by such executive officers, directors and selling stockholders in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of our common stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for our common stock.

We and the selling stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol "BOOT".

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the underwriters can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Selling restrictions

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of our common stock may be made to the public in that Relevant Member State other than:

a)     to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)     to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters or any such offer; or

c)     in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of our common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of our common stock, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are "qualified investors" (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the "Order") and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as "relevant persons") or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares of our common stock in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Notice to prospective investors in Hong Kong

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to prospective investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

a)     a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)     a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

a)     to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

b)     where no consideration is or will be given for the transfer; or

c)     where the transfer is by operation of law.

Notice to prospective investors in Japan

The shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any "resident" of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to prospective investors in Switzerland

The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to prospective investors in the Dubai International Financial Centre ("DIFC")

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority ("DFSA"). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any prospectus supplement in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The securities to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the DIFC, this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to prospective investors in Canada

The shares may be sold only to purchasers in Canada purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable Canadian securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Other relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

Certain of the underwriters and certain of their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. Furthermore, from time to time, certain of the underwriters and certain of their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Legal matters

The validity of the shares of common stock offered hereby will be passed upon for us and the selling stockholders by Morgan, Lewis & Bockius LLP, New York, New York. Certain legal matters in connection with this offering will be passed upon for the underwriters by Cravath, Swaine & Moore LLP. Certain partners of Morgan, Lewis & Bockius LLP are limited partners in a partnership that is a limited partner of the Freeman Spogli & Co. investment fund that owns equity interests of us.

Experts

The consolidated financial statements incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the year ended March 31, 2018, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where you can find more information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room located at One Station Place, 100 F Street, N.E., Washington, D.C. 20549. You can also request copies of the documents, upon payment of a duplicating fee, by writing the Public Reference Section of the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These filings are also available to the public from the SEC's website at www.sec.gov.

Our website address is www.bootbarn.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

This prospectus does not contain all the information set forth in the registration statement. For further information about us and the shares of common stock to be sold in this offering, you should refer to the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus relating to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we encourage you to read in its entirety the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Whenever this prospectus supplement refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document.

Incorporation of documents by reference

We are "incorporating by reference" into this prospectus supplement information from other documents that we have filed with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information incorporated by reference herein is considered to be part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement.

We are incorporating by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement is a part the following documents that we have filed with the SEC (excluding any portions of such documents that have not been "filed" for purposes of the Exchange Act):

•
our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as filed with the SEC on May 16, 2018;

•
our Current Report on Form 8-K, as filed with the SEC on May 15, 2018 (other than indicated therein);

•
the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 28, 2014, including any amendment or report filed for the purpose of updating such description;

•
the portions of our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 20, 2017 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended April 1, 2017; and

•
all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-36711) after the date of this prospectus supplement and before the completion of the offering contemplated hereby.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement modifies, supersedes or replaces such statement.

You may request, orally or in writing, a copy of any or all of the documents incorporated by reference herein. These documents will be provided to you at no cost, by contacting us at 15345 Barranca Parkway, Irvine, California, 92618, (949) 453-4400. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.investor.bootbarn.com. Other than the documents specifically set forth above, the information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus supplement or the accompanying prospectus or in deciding whether to purchase our common stock.

Neither we, the selling stockholders, nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Warrants

Debt Securities

Depository Shares

Boot Barn Holdings, Inc.

15345 Barranca Parkway
Irvine, California 92618
(949) 453-4400

        We may offer from time to time:

  •
  Shares of our common stock;

  •
  Shares of our preferred stock;

  •
  Warrants to purchase any of the other securities that may be sold under this prospectus;

  •
  Debt securities which may or may not be guaranteed by one or more of our subsidiaries, Baskins Acquisition Holdings, LLC, Boot Barn, Inc., RCC Western Stores, Inc., Sheplers Holding Corporation and Sheplers, Inc.;

  •
  Depository shares representing fractional shares of a particular series of preferred stock; and

  •
  Any combination of these securities.

        Selling stockholders may also offer shares of our common stock from time to time in connection with this offering. The securities we and/or selling stockholders offer will have an aggregate public offering price of up to $300 million. We will provide specific terms of any offering, including the price to the public of the securities, in supplements to this prospectus. These securities may be offered separately or together in any combination and as separate series. You should read this prospectus and any applicable prospectus supplement and free writing prospectus carefully before you invest in our securities.

        We and/or selling stockholders may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution". We and/or selling stockholders, as applicable, reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts. Our net proceeds, and the net proceeds of any selling stockholders, if applicable, from the sale of securities also will be set forth in the applicable prospectus supplement. The prospectus supplement will also contain more specific information about the offering, including the names of any selling stockholders, if applicable.

        Our common stock is listed on the New York Stock Exchange under the symbol "BOOT".

INVESTING IN OUR SECURITIES INVOLVES RISKS.

SEE "RISK FACTORS" ON PAGE 4.

        We are an "emerging growth company" as defined in Section 2(a) of the Securities Act of 1933, as amended (the "Securities Act") and are subject to reduced public company reporting requirements.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        The date of this prospectus is December 12, 2017

i

        In this prospectus, "Boot Barn" refers to Boot Barn Holdings, Inc.

        In this prospectus, "we," "us," and "our" refer to Boot Barn Holdings, Inc. and its subsidiaries.

        In this prospectus, references to "common stock," "preferred stock", "debt securities" and "warrants" are to the common stock and preferred stock of Boot Barn, and warrants or debt securities issued by Boot Barn.

        You should rely only on information contained or incorporated by reference in this prospectus. Neither we nor selling stockholders have authorized any person to provide you with information that differs from what is contained or incorporated by reference in this prospectus. If any person does provide you with information that differs from what is contained or incorporated by reference in this prospectus, you should not rely on it. This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which it relates, or an offer or solicitation in any jurisdiction where offers or sales are not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, even though this prospectus may be delivered or securities may be sold under this prospectus on a later date. Our business, financial condition, results of operation and prospects may have changed since those dates.

About This Prospectus

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under the shelf registration process, we may from time to time, offer and sell to the public any or all of the securities described in the registration statement in one or more offerings, and the selling stockholders may from time to time offer and sell shares of our common stock in one or more offerings.

        This prospectus provides you with a general description of the securities we and/or selling stockholders may offer. Each time securities are offered, we or the selling stockholders, if applicable, will provide a prospectus supplement that will describe the specific amounts, prices, and terms of the securities we offer. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement also may add, update, or change information contained in this prospectus. This prospectus, together with applicable prospectus supplements, includes all material information relating to this offering. If there is any inconsistency between the information in this prospectus and the information in the accompanying prospectus supplement, you should rely on the information in the prospectus supplement. Please carefully read both this prospectus and any prospectus supplement together with the additional information described below under the section entitled "Incorporation of Certain Documents by Reference."

        We and/or selling stockholders may sell the securities to or through underwriters, dealers, or agents or directly to purchasers. We and our agents and the selling stockholders reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement, which we or the selling stockholders will provide each time securities are offered, will provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them.

        References to our "Form 10-K" refer to our Annual Report on Form 10-K for the fiscal year ended April 1, 2017, filed on June 7, 2017, and references to our "Second Quarter Form 10-Q" refer to our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017, filed on November 6, 2017.

Special Note Regarding Forward-Looking Statements

        This prospectus and the documents incorporated by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act

of 1939; as amended (the "Exchange Act"). All statements other than statements of historical or current fact included in this annual report are forward-looking statements. Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our financial condition, liquidity, profitability, results of operations, margins, plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate", "estimate", "expect", "project", "plan", "intend", "believe", "may", "might", "will", "could", "should", "can have", "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. For example, all statements we make relating to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies or the expected outcome or impact of pending or threatened litigation are forward-looking statements. Forward-looking statements are subject to risks and uncertainties. We believe the risks attending any forward-looking statements include, but are not limited to, those described under "Risk Factors" and include, among other things:

  •
  risks related to levels of consumer spending and economic conditions;

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  risks related to our ability to maintain and enhance a strong brand image and compete effectively;

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  risks related to conditions in the foreign countries in which our products are manufactured and other risks of international trade;

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  risks related to our growth, including opening new stores in new and existing geographic markets;

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  risks related to our distribution model;

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  risks related to our dependence on third party suppliers;

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  risks related to our exclusive product offerings;

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  risks related to retention of our key executive management and other talent required for our business, as well as costs related to wage and benefits;

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  risks related to our indebtedness;

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  risks related to our management information systems;

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  risks relating to our e-commerce business;

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  risks relating to the seasonality of our business;

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  risks relating to celebrity endorsements of our products;

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  risks related to intellectual property; and

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  litigation costs and the outcomes of litigation.

        We derive many of our forward-looking statements from our current operating budgets and forecasts, which are based upon detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. For these reasons, we caution readers not to place undue reliance on these forward-looking statements.

SUMMARY

        This summary highlights selected information contained in or incorporated by reference into this prospectus and does not contain all of the information that is important to you. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in "Where You Can Find More Information" and "Incorporation of Documents by Reference."

 Our Company

        We believe that Boot Barn is the largest lifestyle retail chain devoted to western and work-related footwear, apparel and accessories in the United States. As of December 12, 2017, we operated 226 stores in 31 states, as well as an e-commerce channel, consisting of www.bootbarn.com, www.sheplers.com and www.countryoutfitter.com. Our product offering is anchored by an extensive selection of western and work boots and is complemented by a wide assortment of coordinating apparel and accessories. Our stores feature a comprehensive assortment of brands and styles, coupled with attentive, knowledgeable store associates. Many of the items that we offer are basics or necessities for our customers' daily lives and typically represent enduring styles that are not meaningfully impacted by changing fashion trends.

        We strive to offer an authentic, one-stop shopping experience that fulfills the everyday lifestyle needs of our customers, and as a result, many of our customers make purchases in both the western and work wear sections of our stores. We target a broad and growing demographic, ranging from passionate western and country enthusiasts, to workers seeking dependable, high-quality footwear and apparel. Our broad geographic footprint, which comprises approximately three times as many stores as our nearest direct competitor that sells primarily western and work wear, provides us with significant economies of scale, enhanced supplier relationships, the ability to recruit and retain high-quality store associates and the ability to reinvest in our business at levels that we believe exceed those of our competition.

        Boot Barn was founded in 1978 and, over the past 39 years, has grown both organically and through successful strategic acquisitions of competing chains. We have rebranded and remerchandised the acquired chains under the Boot Barn banner. We believe that our business model and scale provide us with competitive advantages that have contributed to our consistent and strong financial performance, generating sufficient cash flow to support national growth.

Executive Offices

        Our executive offices are located at 15345 Barranca Parkway, Irvine, California. Our telephone number is (949) 453-4400. Our website is located at www.bootbarn.com. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Risk Factors

        Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described under "Risk Factors" in our Form 10-K and Second Quarter Form 10-Q, and any updates to those risk factors or new risk factors contained in any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference herein, and any risk factors contained in any prospectus supplement, together with all of the other information included or incorporated by reference in this prospectus and in any prospectus supplement, including our consolidated financial statements and related notes, before deciding whether to purchase shares of our common stock. Any of these risks could materially and adversely affect our business, operating results, financial condition, or prospects and cause the value of our common stock to decline, which could cause you to lose all or part of your investment.

Ratio of Earnings to Fixed Charges

        If we offer debt securities and/or preferred stock securities under this prospectus, then we will, at that time, provide a ratio of earnings to fixed charges and/or ratio of combined fixed charges and preferred dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

Use of Proceeds

        We intend to use the net proceeds from any sale of securities by us for working capital, store growth and other general corporate purposes. In the case of a sale of common stock by any selling stockholders, we will not receive any of the proceeds from such sale.

General Description of Securities That We May Sell

        We may offer and sell, at any time and from time to time:

  •
  Shares of our common stock, par value $0.0001 per share;

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  Shares of our preferred stock, par value $0.0001 per share;

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  Warrants to purchase any of the other securities that may be sold under this prospectus;

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  Our debt securities, in one or more series, which may be senior debt securities or subordinated debt securities and which may be guaranteed by one or more of the subsidiaries identified in this prospectus, in each case consisting of notes or other unsecured evidences of indebtedness;

  •
  Depository shares representing fractional shares of a particular series of preferred stock; or

  •
  Any combination of these securities.

        Selling stockholders may also offer shares of our common stock from time to time in connection with this offering. The terms of any securities offered will be determined at the time of sale. We may issue debt securities that are exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. When particular securities are offered, a supplement to this prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the offered securities.

Description of Capital Stock

        The following description of our capital stock is not complete and is subject to and qualified in its entirety by our amended and restated certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Authorized and Outstanding Shares

        Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share.

        As of December 12, 2017, there were 26,703,289 shares of our common stock outstanding, which were held by 24 stockholders of record and no shares of preferred stock outstanding.

Common Stock

        Holders of shares of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Our amended and restated certificate of incorporation does not provide for cumulative voting rights, which means that the holders of a majority of our shares of common stock can elect all of the directors then standing for election.

        Holders of shares of our common stock are entitled to receive pro rata dividends when and if declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any series of preferred stock that we may designate in the future.

        Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of shares of our common stock will be entitled to receive pro rata our remaining assets available for distribution.

        Holders of shares of our common stock do not have preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of the holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of any series of preferred stock that we may designate in the future.

Preferred Stock

        Our amended and restated certificate of incorporation authorizes our board of directors to issue up to 10,000,000 shares of preferred stock in one or more series (including convertible preferred stock). Unless required by law or by any stock exchange, the authorized shares of preferred stock will be available for issuance without further action by our stockholders. We will describe the particular terms of any series of preferred stock offered pursuant hereto in the applicable prospectus supplement.

        Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series, including:

  •
  the designation of the series;

  •
  the number of shares of the series, which our board may, except where otherwise provided in the preferred stock designation, increase or decrease, but not below the number of shares of that series then outstanding;

  •
  the voting rights, if any, of the holders of the series;

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  whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

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  the dates at which dividends, if any, will be payable;

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  the rights of priority and amounts payable, if any, on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

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  the redemption rights and price or prices, if any, for shares of the series;

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  the terms of any purchase, retirement or sinking fund, if any, provided for shares of the series;

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  the terms, if any, upon which the shares of the series will be convertible into or exchangeable for shares of any other class, classes or series, or other securities, whether issued by our company or by any other entity;

  •
  restrictions, if any, upon issuance of indebtedness of our company so long as any shares of the series are outstanding; and

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  restrictions, if any, on the issuance of shares of the same series or of any other class or series.

        The issuance of preferred stock may adversely affect the rights of holders of our common stock by, among other things:

  •
  restricting dividends on the common stock;

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  diluting the voting power of the common stock;

  •
  impairing the liquidation rights of the common stock; or

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  discouraging, delaying or preventing a change in control of our company without further action by the stockholders.

        As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of our common stock. We have no present plans to issue any shares of preferred stock.

Authorized but unissued capital stock

        The Delaware General Corporation Law ("DGCL") does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which will apply so long as the Common stock remains listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Anti-takeover effects of our amended and restated certificate of incorporation and amended and restated bylaws and provisions of Delaware law

  Undesignated preferred stock

        As discussed above, the ability to authorize undesignated preferred stock makes it possible for our board of directors to issue preferred stock with super voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire us or otherwise effect a change in control of us. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company. Such provisions may also impede or discourage transactions that some, or a majority, of our stockholders might believe to be in their best interests, or in which our stockholders might receive a premium for their shares of common stock over the market price for such shares.

  Requirements for advance notification of stockholder meetings, nominations and proposals; board vacancies

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors. In order for any matter to be "properly brought" before a meeting, a stockholder will have to comply with advance notice requirements and provide us with certain information. Additionally, vacancies and newly created directorships may be filled only by a vote of a majority of the directors then in office, even though less than a quorum, and not by the stockholders. These provisions may also defer, delay or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of our company.

  Amendments to our amended and restated certificate of incorporation and amended and restated bylaws

        The DGCL provides that, unless a corporation's certificate of incorporation provides otherwise, the affirmative vote of holders of shares constituting a majority of the votes of all shares entitled to vote may approve amendments to the certificate of incorporation. Our amended and restated certificate of incorporation does not provide for any different approval requirement.

        Our amended and restated certificate of incorporation authorizes our board of directors to adopt, amend, add to, modify or repeal our amended and restated bylaws without stockholder approval.

  Limitations on stockholder action by written consent

        Our amended and restated bylaws prohibits the taking of any action of our stockholders by written consent without a meeting, unless that action is taken with regard to a matter that has been approved by our board of directors or requires the approval only of certain classes or series of our stock. This may lengthen the amount of time required to take stockholder action.

  Exclusive venue

        Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that (1) any derivative action or proceeding brought on our behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws and (4) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought in the Court of Chancery of the State of Delaware unless we consent in writing to an alternative forum. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

  Stockholder meetings

        Our amended and restated certificate of incorporation provides that special meetings of the stockholders may be called only by or at the direction of our board of directors. Our amended and restated bylaws allows the presiding officer at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of our company.

  No cumulative voting

        The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our amended and restated certificate of incorporation provides otherwise. Our amended and restated certificate of incorporation does not provide for cumulative voting. The absence of cumulative voting makes it more difficult for a minority stockholder to elect a director to our board.

  Delaware anti-takeover statute

        We have not opted out of, and therefore are subject to, Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

  •
  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

  •
  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

        These provisions generally prohibit or delay the accomplishment of mergers, assets or stock sales or other takeover or change-in-control attempts that are not approved by a company's board of directors. Generally, a business combination includes a merger, an asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation's outstanding voting stock. We expect that Section 203 would have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. In such event, we would also anticipate that Section 203 could defer, delay or discourage offers or takeover attempts that might result in a premium over the market price for the shares of common stock held by our stockholders.

        The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the supermajority stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Corporate opportunity

        Our amended and restated certificate of incorporation provides that neither Freeman Spogli & Co. nor its affiliates have any duty to refrain from engaging directly or indirectly in a corporate opportunity in the same or similar lines of business in which we now engage or propose to engage. In addition, in the event that Freeman Spogli & Co. acquires knowledge of a potential transaction or other business or employee thereof, it shall not be liable to us nor to any of our stockholders (or any affiliates thereof) for breach of any fiduciary or other duty by engaging in any such activity and we waive and renounce any claim based on such activity. This provision applies even if the business opportunity is one that we might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so.

Indemnification

        We have agreed to indemnify each of our stockholders who have registration rights against certain liabilities in connection with a demand or piggyback registration of shares of our common stock, including under the Securities Act.

Market listing

        Our common stock trades on the NYSE under the symbol "BOOT."

Transfer agent and registrar

        The transfer agent and registrar for our common stock is ComputerShare Trust Company, N.A.

Registration Rights

        In addition to rights of sale under Rule 144, several of our existing stockholders will have registration rights in the event of an offering pursuant hereto which enable them to include their shares in a registration statement we file to allow for the resale of their shares to the public. In addition, in the event of an offering of common stock pursuant hereto, Freeman Spogli & Co. will be able to exercise one remaining demand registration right, which would require us to register for resale under the Securities Act its shares of common stock. If any registration rights are exercised, we will generally be responsible for all registration and offering expenses other than underwriter fees, discounts and commissions.

Description of Warrants

        The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer and sell under this prospectus and any related warrant agreements and warrant certificates. While the terms we have summarized below will apply generally to any warrants offered, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement, which may differ from the terms we describe below.

General

        We may issue, and we may offer and sell, together with other securities or separately, warrants to purchase our preferred stock, debt, common stock or other securities. Warrants may be issued directly to the purchasers of the warrants or under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. A warrant agent will act solely as our agent in connection with the warrants of the series being offered and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants

        The prospectus supplement will describe, among other things, the following terms, where applicable, of warrants that we may offer:

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  the title of the warrants;

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  the designation, amount and terms of the securities for which the warrants are exercisable and the procedures and conditions relating to the exercise of such warrants;

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  the designation and terms of the other securities, if any, with which the warrants are to be issued and the number of warrants issued with each such security;

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  the price or prices at which the warrants will be issued and any terms for the adjustment of the price or prices;

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  the aggregate number of warrants;

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  any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants;

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  the price or prices at which the securities purchasable upon exercise of the warrants may be purchased, including provisions for adjustment of the exercise price of the warrant;

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  if applicable, the date on and after which the warrants and the securities purchasable upon exercise of the warrants will be separately transferable;

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  if applicable, a discussion of the material U.S. federal income tax considerations applicable to the exercise of the warrants;

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  any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants;

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  the date on which the right to exercise the warrants shall commence, and the date on which the right shall expire; and

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  the maximum or minimum number of warrants which may be exercised at any time.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder thereof to purchase for cash the amount of debt securities or number of shares of preferred stock or common stock at the exercise price as will in each case be set forth in, or be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Warrants may be exercised as set forth in the applicable prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Enforceability of Rights of Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that holder's warrants.

Description of Debt Securities and Guarantees

        We may issue debt securities in one or more distinct series. This section summarizes the terms of the debt securities that are common to all series. Most of the financial terms and other specific terms of any series of debt securities that we offer will be described in a prospectus supplement to be attached to the front of this prospectus. Since the terms of specific debt securities may differ from the general information we have provided below, if any information contained in a prospectus supplement contradicts the information below, you should rely on information in the prospectus supplement.

        The debt securities will be governed by an "indenture" to be entered into by us, any guarantor and Wells Fargo Bank, National Association as trustee (the "trustee"). An indenture is a contract between us and a financial institution acting as trustee. The trustee has two main roles. First, the trustee can enforce the rights of holders of the debt securities under the indenture against us if we default. There are some limitations on the extent to which the trustee acts on behalf of holders of the debt securities, described below under "—Events of Default." Second, the trustee performs certain administrative duties for us.

        The debt securities will be either senior debt securities or subordinated debt securities. We will issue the senior debt securities under a senior indenture between us, any guarantor and the trustee. We will issue the subordinated debt securities under a subordinated indenture between us, any guarantor and the trustee. The senior indenture and the subordinated indenture are collectively referred to in this prospectus as the indenture. Any debt securities issued by us may be guaranteed by one or more of our subsidiaries, each of which we refer to in this section as a guarantor. Unless otherwise specified in a prospectus supplement the debt securities will be direct unsecured obligations of Boot Barn.

        Because this section is a summary, it does not describe every aspect of the debt securities, the indenture, and any guarantee of any debt securities. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture as an exhibit to the registration statement that we have filed with the SEC. See "Where You Can Find More Information," below, for information on how to obtain a copy of the indenture. In addition, most of the financial terms and other specific terms of any series of debt securities that we offer will be described in the applicable prospectus supplement.

General

        Each series of debt securities, unless specified otherwise in the prospectus supplement, will be unsecured obligations of Boot Barn. Any senior unsecured debt securities that we issue will rank equally with all other unsecured and unsubordinated indebtedness of us. Any subordinated debt securities that we issue will be expressly subordinated in right of payment to the prior payment in full of our senior indebtedness. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries that do not guarantee the debt securities, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

        Any debt securities proposed to be sold under this prospectus and the attached prospectus supplement ("offered debt securities") and any debt securities issuable upon conversion or exchange of other offered securities ("underlying debt securities"), may be issued under the indenture in one or more series.

        You should read the prospectus supplement for the terms of the offered debt securities, including the following:

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  the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities of Boot Barn;

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  the total principal amount of the debt securities and any limit on the total principal amount of debt securities of the series;

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  the price or prices at which Boot Barn will offer the debt securities;

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  if not the entire principal amount of the debt securities, the portion of the principal amount payable upon acceleration of the maturity of the debt securities or how this portion will be determined;

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  the date or dates, or how the date or dates will be determined or extended, when the principal of the debt securities will be payable;

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  the interest rate or rates, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined, the date or dates from which any interest will accrue or how the date or dates will be determined, the interest payment dates, any record dates for these payments and the basis upon which interest will be calculated, if other than that of a 360-day year of twelve 30-day months;

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  any optional redemption provisions;

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  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

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  if other than U.S. dollars, the currency or currencies of the debt securities;

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  whether the amount of payments of principal, premium or interest, if any, on the debt securities will be determined with reference to an index, formula or other method, which could be based on one or more currencies, commodities, equity indices or other indices, and how these amounts will be determined;

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  the place or places, if any, other than or in addition to the corporate trust office of the trustee, of payment, transfer, conversion and/or exchange of the debt securities;

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  if the denominations in which the offered debt securities will be issued are other than denominations of $2,000 or any integral multiple of $1,000 in excess thereof;

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  the applicability of defeasance provisions of the indenture and any provisions in modification of, in addition to, or in lieu of, any of these provisions;

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  any provisions granting special rights to the holders of the debt securities upon the occurrence of specified events;

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  any changes or additions to the events of default or covenants contained in the indenture;

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  whether the debt securities will be convertible into or exchangeable for any other securities and the applicable terms and conditions;

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  the terms of any guarantees by any of our subsidiaries;

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  subordination provisions, if any, that will apply, to the extent different from those set forth below;

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  the form of note or other instrument representing the debt if not issued in book entry form; and

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  any other terms of the debt securities.

Covenants

        The supplemental indenture with respect to any particular series of debt securities may contain covenants including, without limitation, covenants restricting or limiting:

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  the incurrence of additional debt, including guarantees, by us and our subsidiaries;

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  the making of various payments, including dividends, by us and our subsidiaries;

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  our business activities and those of our subsidiaries;

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  the issuance of other securities by our subsidiaries;

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  asset dispositions;

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  sale-leaseback transactions;

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  transactions with affiliates;

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  a change of control;

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  the incurrence of liens; and

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  mergers and consolidations involving us and our subsidiaries.

        For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities, subject to the maximum offering amount under this prospectus.

        The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. The indenture also provides that there may be more than one trustee thereunder, with respect to one or more different series of indenture securities. See "—Resignation of Trustee," below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

        We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

Methods of Calculating and Paying Interest on our Debt Securities

        Each series of our debt securities will bear interest at a fixed or variable rate per annum shown on the front cover of the prospectus supplement under which that series is issued.

Provisions Relating Only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt and senior in right of payment to any of our subordinated debt, including the subordinated debt securities. The senior debt securities will be effectively subordinated to all of our secured debt and to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating Only to the Subordinated Debt Securities

        The subordinated debt securities will rank junior in right of payment to all of our senior indebtedness. Senior indebtedness will be defined to include all notes or other evidences of debt not expressed to be subordinate or junior in right of payment to any of our other debt. The debt will be structurally subordinated to all debt, including trade debt, of our subsidiaries, except as to subsidiaries that guarantee the debt.

        If the offered securities are subordinated debt securities, the supplemental indenture may provide that no cash payment of principal, interest and any premium on the subordinated debt securities may be made:

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  if we fail to pay when due any amounts on any senior indebtedness;

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  if our property is, or we are, involved in any voluntary or involuntary liquidation or bankruptcy; and

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  in other instances specified in the supplemental indenture.

Conversion or Exchange Rights

        If any series of our debt securities are convertible or exchangeable, the applicable prospectus supplement will specify:

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  the type of securities into which it may be converted or exchanged;

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  the conversion price or exchange ratio, or its method of calculation; and

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  how the conversion price or exchange ratio may be adjusted if our debt securities are redeemed.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, the following will be events of default with respect to any series of debt securities or guarantees:

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  default for 30 days in the payment when due of interest on the debt securities;

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  default in payment when due of the principal of or any premium on the debt securities;

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  default in the performance or breach of various covenants after applicable notice and/or grace period; and

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  various events of bankruptcy or insolvency with respect to us.

        The applicable prospectus supplement will describe any additional events of default.

        If an event of default occurs with respect to debt securities of a series then outstanding and is continuing, then the trustee or the holders of not less than 25% in principal amount of the debt securities of that series then outstanding, by a notice in writing to Boot Barn (and to the trustee if given by the holders), may declare the principal amount (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) of, premium, if any, and accrued interest on all of the debt securities of that series to be due and payable immediately, and the same (or specified portion thereof) shall become immediately due and payable. A declaration of default under the indenture or under other payment obligations could give rise to cross-defaults and acceleration with respect to the debt securities or such other payment obligations.

        At any time after a declaration of acceleration with respect to debt securities of any series (or of all series, as the case may be) has been made and before a judgment or decree for payment of the money due has been obtained by the trustee as provided in the indenture, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) then outstanding, by written notice to Boot Barn and the trustee, may rescind such declaration and its consequences under the circumstances specified in the indenture.

        The indenture will provide that no such rescission shall affect any subsequent default or impair any right consequent thereon.

        With respect to the debt securities of any series, the holders of not less than a majority in principal amount of the debt securities of such series then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, provided that:

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  such direction shall not be in conflict with any rule of law or with the indenture;

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  the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction; and

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  the trustee need not take any action which might involve it in personal liability or be unjustly prejudicial to the holders of debt securities of such series (it being understood that the trustee does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such holders) not directing.

        No holder of any debt security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

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  the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

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  the holders of not less than 25% in principal amount of the debt securities of that series then outstanding shall have made written request to the trustee to institute proceedings in respect of the event of default in its own name as trustee under the indenture;

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  such holder or holders have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

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  the trustee for 60 days after its receipt of such notice, request and offer of security or indemnity, has failed to institute any such proceeding; and

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  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority or more in principal amount of the debt securities of that series then outstanding.

        However, no holder of a debt security has the right under the indenture to affect, disturb or prejudice the rights of any other holders of debt securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of the same series.

        Every year we will be required to deliver to the trustee a certificate as to our performance of our obligations under the indenture and as to any defaults.

Mergers, Consolidations and Certain Sale of Assets

        Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that we may not:

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  consolidate with or merge into any other person or entity or permit any other person or entity to consolidate with or merge into us in a transaction in which we are not the surviving entity, or

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  transfer, lease or dispose of all or substantially all of our assets to any other person or entity unless:

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  the resulting, surviving or transferee entity shall be a corporation organized and existing under the laws of the United States or any state thereof and such resulting, surviving or transferee entity shall expressly assume, by supplemental indenture, executed and delivered in form satisfactory to the trustee, all of our obligations under the debt securities and the indenture;

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  immediately after giving effect to such transaction (and treating any indebtedness which becomes an obligation of the resulting, surviving or transferee entity as a result of such transaction as having been incurred by such entity at the time of such transaction), no default or event of default would occur or be continuing; and

    •
    we shall have delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the indenture.

Modification and Waiver

        Unless otherwise specified in the applicable prospectus supplement, the indenture will provide that Boot Barn and the trustee may amend or supplement the indenture or the debt securities without notice to or the consent of any holder for clarification, corrections, and legal compliance purposes, including as follows:

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  to cure any ambiguity, defect or inconsistency;

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  to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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  to make any change that does not adversely affect the interests thereunder of any holder;

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  to qualify the indenture under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, or to comply with the requirements of the SEC in order to maintain the qualification of the indenture under the Trust Indenture Act;

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  to evidence the succession of another person to Boot Barn and that person's assumption of Boot Barn's covenants and obligations under the indenture;

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  to add to Boot Barn's covenants;

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  to add a guarantor; provided any such supplemental indenture may be signed by Boot Barn, the guarantor providing the guarantee, and the trustee;

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  to add any additional events of default;

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  to secure the debt securities;

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  to establish the form or terms of debt securities;

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  to evidence the appointment of a successor trustee under the indenture;

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  to close the indenture with respect to authentication and delivery of additional series of debt securities; or

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  to supplement the indenture in order to permit the defeasance and discharge of any series of debt securities.

        The indenture will provide that Boot Barn and the trustee may make modifications and amendments to the indenture, and waive past defaults, with the consent of the holders of not less than a majority in aggregate principal amount at maturity of the outstanding debt securities in a series; provided, however, that no such modification or amendment may, without the consent of each holder affected thereby:

  •
  change the stated maturity of the principal of, or any installment of interest on, any debt security;

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  reduce the principal amount of, or premium, if any, or interest on, any debt security;

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  reduce the amount of a debt security's principal that would be due and payable upon a declaration of acceleration, following a default:

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  change the place of payment of, the currency of payment of principal of, or premium, if any, or interest on, any debt security;

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  adversely affect any right to convert or exchange any debt security that is convertible or exchangeable; or

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  reduce or postpone any sinking fund or similar provision; or

  •
  reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify, or amend the indenture or waive a past default.

Governing Law; Jury Trial Waiver

        Any issued debt securities and the indenture will be governed by the laws of the state of New York. The indenture provides that Boot Barn, the guarantors and the trustee, and each holder of a debt security by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture or the debt securities.

Concerning the Trustee

        The indenture will provide that Wells Fargo Bank, National Association will be the trustee under the indenture for any debt securities issued pursuant hereto, unless another trustee is appointed with respect to a particular series.

        The indenture will provide that, except during the continuance of an event of default or default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an event of default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act incorporated by reference in the indenture contain limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest as defined in the Trust Indenture Act, it must eliminate such conflict, apply to the Commission for permission to continue, or resign. The trustee assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

Defeasance

        The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

        The indenture will provide that we will be deemed to have paid and will be discharged from any and all obligations in respect of any issued series of debt securities and the provisions of the indenture or will be released from our obligations to comply with covenants relating to those debt securities as described above or in the applicable prospectus supplement, (which may include obligations concerning subordination of our subordinated debt securities) if, among other things:

  •
  we have irrevocably deposited with the trustee, in trust, money and/or U.S. Government Obligations (as defined in the indenture) that through the payment of interest and principal in respect of those monies and/or U.S. Government Obligations in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants delivered in writing to the trustee if U.S. Government Obligations are deposited) to pay the principal of, premium, if any, and interest, if any, on the series of debt securities on the stated maturity of such payments and any applicable sinking fund or analogous payments in accordance with the terms of the indenture and the debt securities;

  •
  such defeasance shall not result in a breach, or constitute a default, under the indenture or any other material agreement of Boot Barn;

  •
  we have delivered to the trustee either (i) an opinion of counsel to the effect that holders will not recognize additional income, gain or loss for U.S. federal income tax purposes as a result of Boot Barn's exercise of the defeasance or covenant defeasance, or (ii) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

  •
  Boot Barn has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that all the conditions precedent to full defeasance have been complied with.

        In the event we exercise our option to omit compliance with certain covenants and provisions of the indenture with respect to a series of debt securities and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default, however, we will remain liable for such payments.

        We cannot defease our obligations to register the transfer or exchange of our debt securities; to replace our debt securities that have been stolen, lost or mutilated; to maintain paying agencies; or to hold funds for payment in trust. We may not defease our obligations if there is a continuing event of default on securities issued under the applicable indenture, or if depositing amounts into trust would cause the trustee to have conflicting interests with respect to other of our securities.

Resignation of Trustee

        The trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under one of the indentures, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Guarantees

        The debt securities of any series that we issue may be guaranteed by one or more of our direct or indirect subsidiaries. However, the indentures governing our guaranteed debt securities will not require that any of our subsidiaries be a guarantor of any series of guaranteed debt securities. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of guaranteed debt securities. In the event we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of the guarantees of those debt securities will be set forth in the applicable prospectus supplement, including any limitations that may be applicable to the guarantee due to other debt arrangements or otherwise. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee will be the unsubordinated and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor. Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Global Securities

        We may issue debt securities as registered securities in book-entry form only. A global security represents one or any other number of individual debt securities. All debt securities represented by the same global security have the same terms.

        Each debt security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depository. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depository for all debt securities issued in book-entry form. So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the global security for all purposes under the indenture.

        A global security may not be transferred to or registered in the name of anyone other than the depository or its nominee, unless special termination situations arise. As a result of these arrangements, the depository, or its nominee, will be the sole registered owner and holder of all debt securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depository or with another institution that has an account with the depository. Thus, an investor whose security is represented by a global security will not be a holder of the debt security, but only an indirect holder of a beneficial interest in the global security.

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depository, as well as general laws relating to securities transfers. The depository that holds the global security will be considered the holder of the debt securities represented by the global security.

        If debt securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  an investor cannot cause the debt securities to be registered in his or her name, and cannot obtain certificates for his or her interest in the debt securities, except in the special situations we describe below;

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  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the debt securities and protection of his or her legal rights relating to the debt securities;

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  an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the debt securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

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  the depository's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in a global security. We and the trustee have no responsibility for any aspect of the depository's actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depository in any way;

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  DTC requires that those who purchase and sell interests in a global security deposited in its book-entry system use immediately available funds. Your broker or bank may also require you to use immediately available funds when purchasing or selling interests in a global security; and

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  financial institutions that participate in the depository's book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the debt security. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

        Generally, a global security will be terminated and interests in it will be exchanged for certificates in non-global form, referred to as certificated securities only in the following instances:

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  if the depository notifies us and the trustee that it is unwilling or unable to continue as depository for that global security;

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  if the depository ceases to be a clearing agency and we do not appoint another institution to act as depository within 90 days;

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  if we determine that we wish to terminate that global security; or

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  if an event of default has occurred with regard to the debt securities represented by that global security and has not been cured or waived, and the owner of beneficial interests in the global security requests that certificated securities be delivered; we discuss defaults above under "Events of Default."

        The prospectus supplement may list situations for terminating a global security that would apply only to the particular series of debt securities covered by the prospectus supplement. If a global security is terminated, only the depository, and not we or the applicable trustee, is responsible for deciding the names of the institutions in whose names the debt securities represented by the global security will be registered and, therefore, who will be the holders of those debt securities. In connection with any proposed exchange of a certificated security for a global security, Boot Barn or DTC shall be required to provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Payment and Paying Agent

        Unless specified otherwise in a prospectus supplement, in the event certificated registered debt securities are issued, the holders of certificated registered debt securities will be able to receive payments of principal and of interest on their debt securities at the office of the paying agent. All payments of interest may be received at the offices of such paying agent upon presentation of certificated debt securities and all payments of principal may be received at such offices upon surrender of the debt securities. We also have the option of mailing checks or making wire transfers to the registered holders of the debt securities. Unless specified otherwise in a prospectus supplement, we will maintain a paying agent for the debt securities in the continental United Stated at all times that payments are to be made in respect of the debt securities and, if and so long as the debt securities remain outstanding. The transferor of any security shall provide or cause to be provided to the trustee all information necessary to allow the trustee to comply with any applicable tax reporting obligations, including without limitation any cost basis reporting obligations under Internal Revenue Code Section 6045. The trustee may rely on information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Description of Depository Shares

        We may issue fractional shares of preferred stock, rather than full shares of preferred stock. If we do so, we may issue receipts for depository shares that each represent a fraction of a share of a particular series of preferred stock. A related prospectus supplement will indicate that fraction. The shares of preferred stock represented by depository shares will be deposited under a depository agreement between us and a bank or trust company that is selected by us, which we refer to as the "bank depository." Each owner of a depository share will be entitled to all the right, preferences and privileges of the preferred stock represented by the depository share. The depository share will be evidenced by depository receipts issued pursuant to the depository agreement. Depository receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

        The forms of the depository agreement and the depository receipts relating to any particular issue of depository shares will be filed with the SEC each time we issue depository shares, and any prospectus supplement relating to any particular depository shares will describe, among other things, the following:

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  the material terms of the depository shares and of the underlying preferred stock;

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  the identity of the bank depository and the material terms of the depository agreement;

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  any material provisions relating to the issuance, payment, settlement, transfer or exchange of the depository shares; and

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  any applicable material United States federal income tax considerations.

Selling Stockholders

        Information about selling stockholders, if any, including their identities and the common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment or in filings we make with the SEC under the Exchange Act that are incorporated by reference into this prospectus.

        All of the common stock currently held by the selling stockholders was issued and outstanding as of the date of the filing of the registration statement of which this prospectus is a part. Selling stockholders shall not sell any of our common stock pursuant to this prospectus until we have identified such selling stockholders, any relationship any selling stockholder has had with us in the three years prior to any such sale, the total number of shares held by each selling stockholder before and after the sale and the number of shares of common stock being offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their common stock pursuant to any available exemption from the registration requirements of the Securities Act.

Plan of Distribution

        We and/or selling stockholders may sell the securities in and outside the United States through underwriters or dealers, directly to purchasers, including our affiliates, through agents, or through a combination of any of these methods. The prospectus supplement will include the following information:

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  the terms of the offering;

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  the names of any underwriters, dealers or agents;

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  the name or names of any managing underwriter or underwriters;

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  the purchase price of the securities;

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  the net proceeds from the sale of the securities;

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  any delayed delivery arrangements;

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  any underwriting discounts, commissions and other items constituting underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers;

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  any commissions paid to agents;

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  the terms of any arrangement entered into with any dealer or agent; and

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  any information about selling stockholders, if applicable.

Sale Through Underwriters or Dealers

        If underwriters are used in the sale of any of these securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in any prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

        Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell these securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.

        If dealers are used in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

        We and/or selling stockholders may sell the securities directly, and not through underwriters or agents. Securities may also be sold through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and/or selling stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act, as amended, or the Securities Act, with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

        If we so indicate in the prospectus supplement, we and/or selling stockholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or selling stockholders, if applicable, at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Hedging Transactions

        In connection with distributions of the securities pursuant hereto, selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with selling stockholders. Selling stockholders may also sell common stock short and redeliver the shares to close out such short positions. Selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Selling stockholders may also pledge shares to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged shares pursuant to this prospectus (as supplemented or amended to reflect such transaction).

General Information

        We and/or selling stockholders may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for, us or selling stockholders in the ordinary course of their businesses.

Legal Matters

        The validity of the securities offered hereby has been passed upon for us by Morgan, Lewis & Bockius LLP, New York, New York. The validity of the guarantees of Sheplers, Inc. have been passed upon for us by Biggs Paul LLC with respect to matters of Kansas law. The validity of the guarantees of RCC Western Stores, Inc. have been passed upon for us by Gunderson, Palmer, Nelson & Ashmore, LLP with respect to matters of South Dakota law. Certain partners of Morgan, Lewis & Bockius LLP are limited partners in a partnership that is a limited partner of the Freeman Spogli & Co. investment fund that owns equity interests of us.

Experts

        The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the year ended April 1, 2017, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Where You Can Find More Information

        We have filed with the SEC a registration statement on Form S-3 (including exhibits, schedules and amendments) under the Securities Act with respect to the securities offered pursuant hereto. This prospectus does not contain all the information set forth in the registration statement. For further information about us and the securities to be sold pursuant hereto, you should refer to the registration statement. Statements contained in this prospectus relating to the contents of any contract, agreement or other document are not necessarily complete, and, in each instance, we encourage you to read in its entirety the copy of the contract, agreement or other document filed as an exhibit to the registration statement. Whenever this prospectus refers to any contract, agreement or other document, you should refer to the exhibits that are a part of the registration statement for a copy of the contract, agreement or document.

        You may read and copy all or any portion of the registration statement or any other information we file at the SEC's public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. Our SEC filings, including the registration statement, are also available to you on the SEC's website (http://www.sec.gov).

        We are subject to the information and periodic reporting requirements of the Exchange Act. Under the Exchange Act, we file annual, quarterly and current reports, as well as proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC's public reference room and the website of the SEC referred to above. We also maintain a website at www.bootbarn.com. You may access our periodic reports, proxy statements and other information free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Except as expressly stated herein, the information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities. See "Incorporation of Documents by Reference."

Incorporation of Certain Documents by Reference

        The SEC allows us to incorporate into this prospectus information we file with the SEC in other documents. The information incorporated by reference is considered to be part of this prospectus and information we later file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, as amended, until all of the securities that are part of this offering have been sold. The documents we have incorporated by reference are:

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  our Annual Report on Form 10-K for the fiscal year ended April 1, 2017, as filed with the SEC on June 7, 2017;

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  our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on July 20, 2017;

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  our Quarterly Report on Form 10-Q, for the fiscal quarter ended September 30, 2017, as filed with the SEC on November 6, 2017

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  our Quarterly Report on Form 10-Q, for the fiscal quarter ended July 1, 2017, as filed with the SEC on August 2, 2017;

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  our Current Report on Form 8-K, as filed with the SEC on August 31, 2017;

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  our Current Report on Form 8-K, as filed with the SEC on June 1, 2017 (except as otherwise provided therein);

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  the description of our common stock contained in our Registration Statement on Form 8-A, as filed with the SEC on October 28, 2014, including any amendment or report filed for the purpose of updating such description; and

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  all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (Commission File Number 001-36711) after (i) the date of this registration statement and prior to its effectiveness and (ii) the date of this prospectus and before the completion of the offering contemplated hereby.

        Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

        You may request, orally or in writing, a copy of any or all of the documents incorporated by reference herein. These documents will be provided to you at no cost, by contacting us at 15345 Barranca Parkway, Irvine, California, 92618, (949) 453-4400. In addition, copies of any or all of the documents incorporated by reference herein may be accessed at our website at www.investor.bootbarn.com. Other than the documents specifically set forth above, the information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

        We have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        You should read the information in this prospectus together with the information in the documents incorporated by reference.

7,211,813 shares

Common stock

Prospectus Supplement

J.P. Morgan	Jefferies

                     , 2018